SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

 Check the appropriate box:
X	Preliminary information statement
__	Confidential, for use of the Commission only
__	Definitive information statement

StarCom Wireless Networks, Inc.
(Name of Registrant as Specified In Its Charter)

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__	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
__	Fee Paid previously with preliminary materials.
__

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

STARCOM WIRELESS NETWORKS, INC.

NOTICE OF ACTION BY WRITTEN CONSENT
AND
INFORMATION STATEMENTNT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

        Notice is hereby given that effective August 25, 2003, we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of our outstanding voting stock, approving an amendment to our certificate of incorporation that will change our name from "StarCom Wireless Networks, Inc." to "Skylynx Communications, Inc."

        You are encouraged to read the attached Information Statement for further information regarding this action.

        This is not a notice of a meeting of stockholders and no stockholders' meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and Section 228(e) of the Delaware General Corporation Law.
By Order of the Board of Directors
/s/ Kenneth L. Marshall, Secretary Kenneth L. Marshall, Secretary Secretary

Sarasota, Florida
September __, 2003

INFORMATION STATEMENT

        The purpose of this Information Statement is to notify the holders of our common stock as of the close of business on August 27, 2003 (the "Record Date"), that effective August 25, 2003 we received the written consent, in lieu of a meeting of stockholders, from the holders of 5,402,236 shares of our common stock, representing approximately 63.8% of our outstanding voting stock, approving an amendment to our certificate of incorporation that will change our name from "StarCom Wireless Networks, Inc." to "Skylynx Communications, Inc."

        This Information Statement is first being mailed or furnished to stockholders on or about ____ ___, 2003, and the name change amendment described herein will not become effective until at least 20 days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this Information Statement to their clients.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth information as of August 25, 2003, with respect to (i) any person who is known to us to be the beneficial owner of five percent (5%) or more of our common stock, (ii) all directors and executive officers individually, and (iii) all shares of our common stock beneficially owned by all of our directors and executive officers as a group(1).
Name and Address(3)	Number of Shares	Percent Owned(2)
Gary L. Brown	3,277,378	38.7%
Robert Francis	500,000	5.9%
Stephen Rogers	514,286	6.1%
Kenneth L. Marshall	833,786	9.9%
Steve Jesson	419,643	5.0%
Kevin Gorman(4)	500,000	5.9%
Jon Fatula(4)	100,000	1.2%
Fred Anderson(4)	100,000	1.2%
All Officers and Directors as a Group (7 persons)	6,245,093	73.6%
_________________________________________________

(1) Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) The percentages shown are calculated based upon 8,467,967 shares of common stock outstanding. In calculating the percentage of ownership, unless as otherwise indicated, all shares of common stock that the identified person or group had the right to acquire within 60 days of the date of this Memorandum upon the exercise of options and warrants or conversion of notes are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)  Unless otherwise stated, the beneficial owner's address is 7318 Point of Rocks Road, Sarasota, Florida 34242.

(4)  Messrs. Gorman, Fatula and Anderson are principals of Interim Corporate Resources ("ICR"). The Company has agreed to acquire all of the assets of ICR in consideration of the issuance of 700,000 shares of our Common Stock, of which Mr. Gorman would receive 500,000 shares and Messrs. Fatula and Anderson would each receive 100,000 shares. The acquisition of ICR has not been formally consummated as of the date of this Memorandum.

STOCKHOLDER ACTION

Introduction

        Effective August 25, 2003, our Board of Directors unanimously approved a resolution to amend our Certificate of Incorporation that would change our name from "StarCom Wireless Networks, Inc." to "Skylynx Communications, Inc." (the "Name Change Amendment") and submitted such matter for stockholder approval. Effective August 25, 2003, stockholders holding approximately 63.8% of our outstanding voting stock, acting by majority written consent approved and ratified the Name Change Amendment.

Purpose of the Name Change

        The Name Change has been approved to differentiate us from StarCom Wireless, Inc., a company with which we recently terminated a non-binding letter of intent. The name "Skylynx Communications, Inc." is a name that we believe is identifiable with our mission of developing an advanced wireless network.

Effects of the Name Change

        Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "StarCom Wireless Networks, Inc." will continue to be valid and represent shares of Skylynx Communications, Inc. following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates. Once our name change has become effective, our stock will trade on the OTC Bulletin Board under the ticker symbol ____.

Vote Required

        The affirmative vote of the holders of a majority of our outstanding common stock is required to change our name from "StarCom Wireless Networks, Inc." to "Skylynx Communications, Inc.," which vote was obtained by a majority written consent effective August 25, 2003.

Dissenters' Rights of Appraisal

        The Delaware General Corporation Law does not provide for appraisal rights in connection with our name change.

ADDITIONAL INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.